Filed Pursuant to Rule 424(b)(5)
Registration No. 333-231168

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.001 par value per share	139,837	$714.46	$99,907,944	$12,969

(1)

This Prospectus Supplement registers the shares of Tesla, Inc. Common Stock that may be issuable upon conversion of 5.50% convertible senior notes due 2022 of Maxwell Technologies, Inc., a wholly owned subsidiary of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is also registering an indeterminate number of shares of Tesla, Inc. Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices of Tesla, Inc.’s Common Stock as reported on the NASDAQ Global Select Market on April 24, 2020.

Prospectus Supplement to Prospectus dated May 1, 2019

139,837 Shares

Tesla, Inc.

Common Stock

EXPLANATORY NOTE

This prospectus supplement relates to an aggregate of up to 139,837 shares of Tesla, Inc. (“Tesla” or “we”) common stock, par value $0.001 per share, that we may issue upon conversion of outstanding Convertible Notes (as defined below) of our wholly-owned subsidiary, Maxwell Technologies, Inc. (“Maxwell”), plus an indeterminate number of shares of common stock of Tesla that may be issued as a result of certain adjustment events as described in the indenture governing such Convertible Notes (the “Indenture”).

On May 16, 2019, we consummated a merger transaction (the “Merger”) whereby Maxwell became a wholly-owned subsidiary of Tesla. At such time, the 5.50% Convertible Senior Notes due 2022 of Maxwell (the “Convertible Notes”) were not yet convertible by their holders in accordance with their terms and the terms of the Indenture. As the Convertible Notes are convertible as of the date of this prospectus supplement and may become convertible in the future, we are now filing this prospectus supplement solely for the purpose of registering shares of Tesla common stock so that we have the option to issue such shares in the event of any such conversion. No shares of Tesla common stock are otherwise being offered or sold to the public hereunder, nor has there been any amendment to the Indenture or the definitive agreement pursuant to which the Merger was consummated.

As of the date of this prospectus supplement, Maxwell has outstanding $46,000,000 aggregate principal amount of the Convertible Notes. As a result of the Merger, Maxwell entered into a supplemental indenture with the trustee of the Convertible Notes to provide that, following the consummation of the Merger, the holders of Convertible Notes have the right to convert each $1,000 principal amount of such Convertible Notes into the number of shares of Tesla common stock that a holder of a number of shares of Maxwell common stock equal to the conversion rate would have been entitled to receive upon consummation of the Merger. The Convertible Notes are convertible by the holders of the Convertible Notes into Tesla common stock upon satisfaction of certain conversion conditions, unless previously redeemed or repurchased, at a conversion rate as of the date hereof of 3.03994493 shares per $1,000 principal amount of the Convertible Notes, which is equivalent to a conversion price of approximately $328.95 per share of Tesla common stock. The conversion rate of the Convertible Notes is subject to further adjustments as described in the Indenture.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TSLA.” On April 29, 2020, the last reported sale price of our common stock on the NASDAQ Global Select Market was $800.51.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” on page S-6 of this prospectus supplement before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated April 30, 2020

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

Unless we have indicated otherwise,

•	references in this prospectus to “Tesla,” “we,” “us,” “our” and similar terms refer to Tesla, Inc. and its subsidiaries; and

•	references in this prospectus to “Maxwell” refer to our wholly-owned subsidiary Maxwell Technologies, Inc.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial position, future revenues, projected costs, profitability, expected cost reductions, capital adequacy, expectations regarding demand and acceptance for our technologies, growth opportunities and trends in the market in which we operate, prospects and plans and objectives of management, and the statements set forth in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and in our other filings with the SEC. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and in our other filings with the SEC. We do not assume any obligation to update any forward-looking statements, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section titled “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing in our common stock discussed in the section titled “Risk Factors” as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement.

TESLA, INC.

We design, develop, manufacture, sell and lease high-performance fully electric vehicles and energy generation and storage systems, and offer services related to our products. We are the world’s first vertically integrated sustainable energy company, offering end-to-end clean energy products, including generation, storage and consumption. We generally sell our products directly to customers, including through our website and retail locations. We also continue to grow our customer-facing infrastructure through a global network of vehicle service centers, Mobile Service technicians, body shops, Supercharger stations and Destination Chargers to accelerate the widespread adoption of our products. We emphasize performance, attractive styling and the safety of our users and workforce in the design and manufacture of our products, and are continuing to develop full self-driving technology for improved safety. We also strive to lower the cost of ownership for our customers through continuous efforts to reduce manufacturing costs and by offering financial services tailored to our vehicles. Our sustainable energy products, engineering expertise, intense focus to accelerate the world’s transition to sustainable energy and achieve the benefits of autonomous driving, and business model differentiate us from other companies.

We currently offer or are planning to introduce electric vehicles to address a wide range of consumer and commercial vehicle markets, including Model 3, Model Y, Model S, Model X, Cybertruck, Tesla Semi and a new Tesla Roadster. In order to meet customers’ range, functionality and performance expectations, we have employed our considerable design and vehicle engineering capabilities to overcome the design, styling and performance issues that have historically limited broad adoption of electric vehicles. Combined with technical advancements in our powertrain system, Autopilot and Full Self-Driving hardware, and neural net, our electric vehicles boast advantages such as leading range and recharging flexibility; superior acceleration, handling and safety characteristics; a unique suite of user convenience and infotainment features; the ability to have additional features enabled through over-the-air updates; and savings in charging, maintenance and other costs of ownership.

In furtherance of our mission to accelerate the world’s transition to sustainable energy, we have also developed an expertise in solar energy systems. We sell and lease retrofit solar energy systems for residential and commercial customers, and alternatively provide certain customers with access to our solar energy systems through power purchase or subscription-based arrangements. We also offer the Solar Roof, which features attractive and durable glass roof tiles integrated with solar energy generation. Our approach to the solar business emphasizes simplicity, standardization and accessibility to make it easy and cost-effective for customers to adopt clean energy, while reducing our customer acquisition costs.

Finally, we have leveraged our technological expertise in batteries, energy management, power electronics, and integrated systems from our vehicle powertrain systems to develop and manufacture energy storage products, including Powerwall, Powerpack and Megapack. These scalable systems may be used in homes, commercial facilities and on the utility grid, and are capable of numerous applications including backup or off-grid power, peak demand reduction, demand response, reducing intermittency of renewable energy generation, facilitation of the use of renewable energy generation over fossil fuel generation, and other grid services and wholesale electric market services. Drawing on our solar business expertise, we can also offer integrated systems combining energy generation and storage. Like our vehicles, our energy storage products can be remotely updated over-the-air with software or firmware improvements.

We were incorporated in 2003 in Delaware. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.tesla.com. Information contained on, or can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

The “Tesla” design logo, “Tesla,” “Model S,” “Model X,” “Model 3,” “Model Y,” “Tesla Roadster,” “Tesla Semi,” “Cybertruck,” “Powerwall,” “Powerpack,” “Megapack,” “Solar Roof” and other trademarks or service marks of Tesla appearing in this prospectus supplement and the accompanying prospectus are the property of Tesla.

THE OFFERING

Issuer	Tesla, Inc.

Common stock we are offering	139,837 shares upon conversion of the Convertible Notes in accordance with their terms plus an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends, recapitalizations or similar events as described in the Indenture.

Common stock to be outstanding after this offering (assuming conversion of all Convertible Notes)	185,510,942 shares.

Use of proceeds	We will not receive any proceeds from the conversion of Convertible Notes as all proceeds relating to the Convertible Notes were received by Maxwell at the time the Convertible Notes were originally issued.

Risk factors	See “Risk Factors” beginning on page S-6 and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Select Market Trading Symbol	“TSLA.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference herein, you should carefully consider the risks in Part I, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which we hereby incorporate by reference before making a decision about investing in our common stock. The risks and uncertainties discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the conversion of the Convertible Notes as all proceeds relating to such Convertible Notes were received by Maxwell at the time the Convertible Notes were originally issued.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our common stock is limited by the terms of our senior secured asset-backed revolving credit agreement. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and compliance with existing and future credit agreements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF COMMON STOCK

For a summary of our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, please refer to Description of Registrant’s Securities, filed as Exhibit 4.119 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020, which is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been previously filed with the SEC, and applicable provisions of Delaware law.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the conversion of the convertible notes and of the ownership and disposition of our common stock into which the convertible notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion generally applies only to beneficial owners of the convertible notes that purchased their notes at the initial issuance for an amount equal to the issue price of the notes, which was the first price at which a substantial amount of the notes was sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any State of the United States or any local, non-U.S. or other taxing jurisdiction or under U.S. federal non-income tax laws, such as gift and estate tax laws, or under any applicable tax treaty. In addition, this discussion does not address any potential application of the Medicare contribution tax on net investment income or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, real estate investment trusts, regulated investment companies, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or accounts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, other pass-through entities, and investors therein;

•	persons who hold the convertible notes or our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the convertible notes or our common stock to their financial statements;

•	persons who do not hold the convertible notes or our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or

•	persons deemed to sell the convertible notes or our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, is the beneficial owner of the convertible notes or our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Accordingly, a beneficial owner of the convertible notes or our common stock that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of the conversion of the convertible notes and the ownership and disposition of our common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the conversion of the convertible notes, and the ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any State of the United States or any local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

U.S. Holder and Non-U.S. Holder Defined

For purposes of this discussion, you are a U.S. holder if you are a beneficial owner of the convertible notes or our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made an election to be treated as a U.S. person.

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of the convertible notes or our common stock that is not a U.S. holder.

U.S. Federal Income Tax Consequences to U.S. Holders

Conversion of Convertible Notes

A U.S. holder’s receipt of cash, our common stock, or a combination of cash and our common stock upon conversion of a convertible note will be a taxable event for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss equal to the difference between (i) the sum of the fair market value of any common stock received upon conversion of the convertible note (except for common stock attributable to accrued and unpaid interest) and any cash received, including any cash received in lieu of a fractional share of common stock but excluding any cash attributable to accrued and unpaid interest, and (ii) such U.S. holder’s adjusted tax basis in the convertible note. Cash or the fair market value of any common stock attributable to accrued and unpaid interest will be treated as interest and taxed at ordinary income rates. Gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period is more than one year at the time of conversion. Long-term capital gains of non-corporate taxpayers are currently taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

A U.S. holder’s tax basis in any common stock received upon a conversion of a convertible note will be equal to the fair market value of the common stock on the date of receipt. The U.S. holder’s holding period for the common stock would begin on the day after the date of receipt.

Distributions on Common Stock

If, after a U.S. holder acquires any of our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S.

federal income tax principles), the distribution will be treated as a dividend and will be includible in such U.S. holder’s income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met.

Sale, Exchange or Other Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other disposition of our common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other disposition of common stock will be long-term capital gain or loss if the holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Conversion of Convertible Notes and Sale, Exchange or Other Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the conversion of the convertible notes into cash, our common stock, or a combination of cash and our common stock (except for cash or common stock attributable to accrued and unpaid interest) or upon the sale, exchange or other disposition of our common stock unless:

•

the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such holder in the United States), in which case such holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders may also be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•

such non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case such holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by certain U.S. source capital losses (even though such holder is not considered a resident of the United States); provided that such holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes, a USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as a U.S. real property interest only if a holder actually or constructively holds more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code.

Distributions

If, after a non-U.S. holder acquires any of our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution will be treated as a dividend for U.S. tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock.

Any dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN or IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If a non-U.S. holder holds our common stock through a financial institution or other agent acting on such holder’s behalf, such holder will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to us or our paying agent, either directly or through other intermediaries. A non-U.S. holder should consult its tax advisor regarding entitlement to benefits under any applicable income tax treaty. If a non-U.S. holder is eligible for a reduced rate of withholding tax pursuant to a tax treaty, such holder may be able to obtain a refund of any excess amounts currently withheld if such holder files an appropriate claim for refund with the IRS.

Dividends received by a non-U.S. holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by such holder in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, such non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, dividends received by corporate non-U.S. holders that are effectively connected with their conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by such holder in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Legislation and Guidance Affecting Taxation of Our Common Stock Held By or Through Foreign Entities

Legislation and administrative guidance (referred to as the Foreign Account Tax Compliance Act or “FATCA”) generally imposes a U.S. federal withholding tax of 30% on certain types of payments, including dividends on our common stock and the gross proceeds from a sale or other disposition of our common stock, in each case paid to (i) a “foreign financial institution” (as specially defined under these rules), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a “non-financial foreign entity,” (as specially defined under these rules) whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. The Treasury Secretary has issued proposed Treasury Regulations which, if finalized in their present form, would eliminate withholding under FATCA with respect to payment of gross proceeds from a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of taxes withheld under FATCA. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, the FATCA withholding rules. If the country in which the payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, the payee may be permitted to report to that country instead of the United States, and the intergovernmental agreement may otherwise modify the requirements described in this paragraph. Holders of the convertible notes or our common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA in their particular circumstances.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the sale or other disposition of our common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the conversion of the convertible notes, and the ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any State of the United States or any local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are issuable upon conversion of the Convertible Notes.

Maxwell previously issued the Convertible Notes pursuant to the Indenture, dated as of September 25, 2017, between Maxwell and Wilmington Trust, National Association, as trustee (the “Trustee”).

On May 16, 2019, Cambria Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Tesla (“Merger Sub”), was merged with and into Maxwell (the “Merger”), with Maxwell surviving the Merger as a wholly-owned subsidiary of Tesla. In connection with the consummation of the Merger, Maxwell and the Trustee entered into a First Supplemental Indenture with respect to the Indenture (the “Supplemental Indenture”). The Supplemental Indenture modifies the Indenture by providing that, in accordance with Section 14.07(a) of the Indenture, from and after the effective time of the Merger, the right of the holders of the Convertible Notes to convert each $1,000 principal amount of such Convertible Notes into shares of Maxwell’s common stock in accordance with the terms of the Indenture changed to a right of such holders to convert each $1,000 principal amount of the Convertible Notes into the number of shares of Tesla common stock that a holder of a number of shares of Maxwell’s common stock equal to the conversion rate of the Convertible Notes immediately prior to the effective time of the Merger would have been entitled to receive upon the Merger.

Pursuant to the Indenture, as modified by the Supplemental Indenture, the Convertible Notes are convertible by the holders of the Convertible Notes into Tesla common stock at any time prior to the close of business on the maturity date of the Convertible Notes, unless previously redeemed or repurchased, at a conversion rate as of the date hereof of 3.03994493 shares per $1,000 principal amount of the Convertible Notes, which is equivalent to a conversion price of approximately $328.95 per share of Tesla common stock.

The conversion rate for the Convertible Notes is subject to, pursuant to the terms of the Indenture, as modified by the Supplemental Indenture, further adjustment upon the occurrence of stock splits, subdivisions of stock, dividends or distributions and various other events affecting our common stock.

We estimate that our total expenses in connection with the issuance of the shares of common stock upon conversion of the Convertible Notes will be approximately $20,000.

Our outstanding common stock is listed for trading on the NASDAQ Global Select Market under the symbol “TSLA.”

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020, as amended by Amendment No.  1 to Annual Report on Form 10-K/A, filed with the SEC on April 28, 2020;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on April 30, 2020;

•	Our Current Reports on Form 8-K, filed with the SEC on February 19, 2020 and April 23, 2020; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Tesla, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.tesla.com. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider information on our website to be part of this prospectus supplement.

PROSPECTUS

Tesla, Inc.

Common Stock

Debt Securities

By this prospectus, we may offer and sell from time to time, in one or more offerings, common stock, debt securities or any combination thereof as described in this prospectus. The debt securities may be convertible into our common stock. In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.”

We or any selling stockholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling stockholders use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling stockholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2019.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated otherwise, references in this prospectus to “Tesla,” “we,” “us,” “our” and similar terms refer to Tesla, Inc. and its subsidiaries.

SUMMARY

About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. We or any selling stockholder may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we or any selling stockholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before making an investment in our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to sell our common stock or debt securities unless accompanied by a prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling stockholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

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TESLA, INC.

Overview

Our mission is to accelerate the world’s transition to sustainable energy. We design, develop, manufacture, lease and sell high-performance fully electric vehicles, solar energy generation systems and energy storage products. We also offer maintenance, installation, operation and other services related to our products.

Our production vehicle fleet includes our Model S premium sedan and our Model X SUV, which are our highest-performance vehicles, and our Model 3, a lower-priced sedan designed for the mass market. We continue to enhance our vehicle offerings with enhanced Autopilot options, internet connectivity and free over-the-air software updates to provide additional safety, convenience and performance features. In March 2019, we unveiled Model Y, a compact SUV utilizing the Model 3 platform, which we expect to produce at high volumes by the end of 2020. In addition, we have several future electric vehicles in our product pipeline, including Tesla Semi, a pickup truck and a new version of the Tesla Roadster.

We sell and lease retrofit solar energy systems and sell renewable energy and energy storage products to our customers, and are ramping our Solar Roof product that combines solar energy generation with attractive, integrated styling. Our energy storage products, which we manufacture at Gigafactory 1, consist of Powerwall, mostly for residential applications, and Powerpack, for commercial, industrial and utility-scale applications.

We were incorporated in 2003 in Delaware. As of March 31, 2019, we and our subsidiaries had 40,853 full-time employees worldwide. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.tesla.com. Information contained on, or can be accessed through, our website is not incorporated by reference into this prospectus and you should not consider such information to be part of this prospectus.

The “Tesla” design logo, “Tesla,” “Model S,” “Model X,” “Model 3,” “Model Y,” “Tesla Roadster,” “Tesla Semi” and other trademarks or service marks of Tesla appearing in this prospectus supplement and the accompanying prospectus are the property of Tesla.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial position, future revenues, projected costs, profitability, expected cost reductions, capital adequacy, expectations regarding demand and acceptance for our technologies, growth opportunities and trends in the market in which we operate, prospects, plans and objectives of management, and the statements set forth in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and in our other filings with the Securities and Exchange Commission. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and in our other filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statements, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.tesla.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

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RISK FACTORS

You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement we will provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

5

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

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DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock; and

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible.

In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus.

We or the selling stockholders will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock and debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling stockholders will be contained in the prospectus supplement, and other offering material, relating to such offer.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of shares of common stock. Information about any selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

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PLAN OF DISTRIBUTION

We or the selling stockholders may sell our securities from time to time in one or more transactions. We or the selling stockholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling stockholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling stockholders designate may solicit offers to purchase our securities.

•	We or the selling stockholders will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we or the selling stockholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.

We or the selling stockholders may use an underwriter or underwriters in the offer or sale of our securities.

•

If we or the selling stockholders use an underwriter or underwriters, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We or the selling stockholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling stockholders may use a dealer to sell our securities.

•	If we or the selling stockholders use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We or the selling stockholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling stockholders may solicit directly offers to purchase our securities, and we or the selling stockholders may directly sell our securities to institutional or other investors. We or the selling stockholders will describe the terms of direct sales in the applicable prospectus supplement.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We or the selling stockholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling stockholders, in the ordinary course of business.

9

We or the selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we or the selling stockholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling stockholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we or the selling stockholders describe in the prospectus supplement.

•

We or the selling stockholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling stockholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 19, 2019;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on April 29, 2019;

•	The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2019, February 1, 2019, March 7, 2019, March 14, 2019, and April 19, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Tesla, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

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